Exhibit 5.1

July 31, 2023

ABVC BioPharma, Inc.

44370 Old Warm Springs Blvd.

Fremont, CA 94538

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to the offer, sale and issuance by you, ABVC BioPharma, Inc., a Nevada corporation (the “Company”), pursuant to a Registration Statement (File No. 333-260588) (the “Registration Statement”) on Form S-3 under the Securities Act of 1933, as amended (the “Act”), of (i) 300,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) pre-funded warrants to purchase up to 200,000 shares of Common Stock (the “Pre-Funded Warrants”), (iii) the shares of Common Stock underlying the Warrants, (the “Pre-Funded Warrant Shares”), and (iv) placement agent warrants (the “Placement Agent Warrants”, together with the Pre-Funded Warrants, collectively the “Warrants”) to purchase up to an aggregate of 30,000 shares of Common Stock (the “Placement Agent Warrant Shares,” which, collectively with the Common Stock, the Warrants and the Pre-Funded Warrant Shares, are referred to herein as the “Securities”), pursuant to the terms of the Engagement Agreement, dated October 12, 2022, as amended on January 30, 2023, between Allele Capital Partners, LLC together with its executing broker dealer, Wilmington Capital Securities, LLC (the “Placement Agent”) and the Company (the “Engagement Agreement”).

In rendering the opinions set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinions hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinions were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any shares of Common Stock, Placement Agent Warrant Shares, Pre-Funded Warrant Shares or Warrants to purchase shares of Common Stock, there will be sufficient shares of Common Stock authorized and unissued under the Company’s then operative articles of incorporation, as amended (the “Articles of Incorporation”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Articles of Incorporation and then operative bylaws of the Company, as amended (the “Bylaws” and collectively with the Articles of Incorporation, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, and (i) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

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We do not express any opinion as to matters arising under the laws of any jurisdiction other than the United States federal securities laws and Chapter 78 of the Nevada Revised Statutes (“NRS”) as the same appear on the date hereof at https://www.leg.state.nv.us/nrs/nrs-078.html. We are not members of the Bar of the State of Nevada and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of the United States federal securities laws or regulations or matters of the NRS, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

(1) With respect to the shares of Common Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the NRS and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the NRS), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2) With respect to the Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b)  the Warrants have been duly executed and delivered against payment therefor in accordance with the Warrants and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(3) With respect to the Pre-Funded Warrant Shares and Placement Agent Warrant Shares issuable upon exercise of the Pre-Funded Warrants and Placement Agent Warrants, respectively, when the respective Warrant is exercised in accordance with the terms thereof, the Pre-Funded Warrant Shares and Placement Agent Warrant Shares, as applicable will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinions regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (viii) provisions for exclusivity, election or cumulation of rights or remedies, (ix) provisions authorizing or validating conclusive or discretionary determinations, (x) grants of setoff rights, (xi) the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief; (xii) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights or remedies (whether applied by a court of law or equity), (xiii) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (xiv) the severability, if invalid, of provisions to the foregoing effect.

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950 Third Ave., Floor 19 - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC
Hunter Taubman Fischer & Li LLC

www.htflawyers.com | info@htflawyers.com

950 Third Ave., Floor 19 - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380

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